UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

WaterBridge Infrastructure LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42850 (Commission File Number)	33-4546086 (IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200
Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230‑8864

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	WBI	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2026, Jason Williams, Executive Vice President and Chief Administrative Officer of WaterBridge Infrastructure LLC (the “Company”), who currently serves as the Company’s principal accounting officer, notified the Company of his intent to retire from the Company in July 2027. Mr. Williams will continue to serve as the Executive Vice President and Chief Accounting Officer, and as the principal accounting officer, of the Company until a successor is identified. Mr. Williams also notified the Company that he intends to transition to an advisory role with the Company following his retirement in order to, among other matters, ensure a smooth succession.

Mr. Williams’ retirement is not the result of any disagreement with the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERBRIDGE INFRASTRUCTURE LLC
	By:	/s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Executive Vice President, Chief Financial Officer
Dated: September 21, 2026